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EXHIBIT 23.1

CONSENT OF EXPERTS

                         CONSENT OF INDEPENDENT AUDITORS

Merdinger,  Fruchter,  Rosen  &  Company,  P.C.
-----------------------------------------------

Certified Public Accountants

                               888 Seventh Avenue
                               New York, NY 10106
                                 (212) 757-8400
                              (212) 757-6124 (fax)

To Whom It May Concern:





We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 22, 2002, appearing in Muller Media, Inc.'s Annual Report on Form 10-KSB for the nine months ended December 31, 2001.


                    /s/ MERDINGER, FRUCHTER, ROSEN & COMPANY, P.C.

                    MERDINGER, FRUCHTER, ROSEN & COMPANY, P.C.
                      Certified Public Accountants

New York, New York
November 8, 2002